SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2002

SMART & FINAL INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	001-10811 (Commission File Number)	95-4079584 (I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 869-7500

Item 4.    Changes in Registrant’s Certifying Accountant.

Effective July 8, 2002, the Company executed a definitive engagement letter between the Company and Ernst & Young LLP (“E&Y”) to act as its independent accountants for the fiscal year ending December 29, 2002.

During each of the Company’s two most recent fiscal years ended December 30, 2001 and the subsequent interim period through the date of this report, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

SMART & FINAL INC.

Date: July 12, 2002	By:	/s/ RICHARD N. PHEGLEY
Richard N. Phegley Senior Vice President and Chief Financial Officer

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